UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2024

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (904)-496-0027

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 31, 2024, Safe and Green Development Corporation (the “Company”) entered into an Agreement of Sale (the “Agreement of Sale”) with Pigmental, LLC, a Delaware limited liability company (“Pigmental Studios”), to sell approximately 27  acres of land zoned for a manufacturing facility in St. Mary’s, Georgia (the “St Mary’s Industrial Site”) owned by the Company to Pigmental Studios for $1.35 million, payable $900,000 in cash and $450,000 by the issuance of a promissory note to the Company. The promissory note will bear interest at 10% per annum, provide for monthly interest only payments of $3,750 commencing May 1, 2024, mature on April 30, 2025, and be secured by a mortgage on the St Mary’s Industrial Site. The Company expects the transaction will close on or about April 1, 2024. The Agreement of Sale provides that the closing of the sale by the Company to Pigmental Studios of the St Mary’s Industrial Site will occur no later than April 30, 2024, with time being of the essence.

The foregoing description of the Agreement of Sale and the transaction contemplated by the Agreement of Sale does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement of Sale, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2024, the compensation committee of the Company’s board of directors approved the following matters:(i) an increase in the salary of David Villarreal, the Company’s Chief Executive Officer, to $450,000 effective as of November 1, 2023; (ii) an increase in the salary of Nicolai Brune, the Company’s Chief Financial Officer, to $302,000 effective as of November 1, 2023; (iii) accelerated the vesting of all 216,668 of David Villarreal’s outstanding restricted stock units (“RSUs”) granted under the Company’s Stock Incentive Plan, as amended (the “Plan”); (iv) accelerated the vesting of all 66,668 of Nicolai Brune’s outstanding RSUs granted under the Plan; and (v) awarded David Villarreal and Nicolai Brune each a cash bonus equal to three (3) weeks of their respective annual salary for their contribution to the Company during 2023, to be paid out at management’s discretion.

In addition, on February 2, 2024, the Company entered into an employment agreement amendment with each of Mr. Villarreal and Mr. Brune related to such salary increases.

The foregoing description of each of Mr. Villarreal’s employment agreement amendment and Mr. Brune’s employment agreement amendment does not purport to be complete and is qualified in its entirety by reference to these agreements, which are attached hereto as exhibits to this Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On February 5, 2024, the Company issued a press release regarding the entry into the Agreement of Sale.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement of Sale between Safe and Green Development Corporation and Pigmental, LLC, dated January 31, 2024
10.2	Amendment to Employment Agreement by and between the Company and David Villarreal dated February 2, 2024
10.3	Amendment to Employment Agreement by and between the Company and Nicolai Brune dated February 2, 2024
99.1	Press Release of Safe and Green Development Corporation, dated February 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: February 6, 2024
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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